Exhibit 10.18

Information Services Group, Inc.
Four Stamford Plaza
107 Elm Street
Stamford, CT  06902

Date:  December 21, 2006

Mr. Francis B. Barker
5700 South Elm Street

Greenwood Village, CO 80121

Re:          Senior Advisory Services for Information Services Group, Inc.

Dear Mr. Barker:

We are pleased that you have decided to serve as a Senior Advisor to our company, Information Services Group, Inc., a Delaware corporation (the “Company”).  This letter will describe our understanding of the terms pursuant to which you will serve.

If all is acceptable to you, please execute the acknowledgement below and return this agreement (this “Agreement”) to us in the enclosed self addressed stamped envelope.

1.             Services to be Provided.  During the term of this Agreement, you will serve as a Senior Advisor to the Company.  You shall have such duties, responsibilities and functions as may be assigned to you from time to time by the Chief Executive Officer of the Company (the “CEO”).  In furtherance of the foregoing, it is expected that you will report to the CEO on a regular basis and perform such tasks as the CEO may direct you to perform.  Such tasks are expected to include the identification and analysis of potential acquisition opportunities for the Company and the performance of certain other administrative, executive and managerial services for or on behalf of the Company.  It is expected and you agree that you will devote substantially all of your time during normal business hours to the performance of your duties as a Senior Advisor to the Company.

2.             Expense Reimbursement.  In connection with your performance of duties as a Senior Advisor to the Company, the Company shall be obligated to reimburse you for those reasonable and properly documented out-of-pocket expenses which you incur in connection with the performance of your duties as a Senior Advisor to the Company, including, without limitation, the identification of potential target businesses and performing due diligence activities in respect of suitable business combinations; provided, that any such expenses which you incur that are, individually or in the aggregate, in excess of $1000.00, shall only be reimbursable to the extent such expenses are approved by the Chief Executive Officer of the Company prior to incurring such expenses.

3.             Transfer of Company Common Stock from Oenoke Partners, LLC.  In connection with your serving as a Senior Advisor it is contemplated that you will receive shares of common stock, par value $0.001, of the Company (such shares of common stock, the “Company Common Stock”), pursuant to the terms of a Share Transfer Agreement (the “Share Transfer Agreement”), to be entered into by and among Oenoke Partners, LLC, a Delaware limited liability company, the Company and yourself.

4.             Term.  You will serve as Senior Advisor upon the signing of this Agreement and will continue to serve as Senior Advisor until the earlier of (a) the earlier of (i) the date upon which the Company effectuates a business combination as described in the registration statement on Form S-1 filed with the Securities Exchange Commission (the “Registration Statement”) or (ii) in the event the Company does not effectuate a business combination, the expiration of eighteen (18) months from the date of the consummation of the offering described in the Registration Statement or twenty-four (24) months from such date in the event the extension criteria described in the Registration Statement are satisfied. Notwithstanding the foregoing, either the Company or Senior Advisor may terminate this Agreement at any time by furnishing written notice of such party's intent to terminate to the other party.

5.             Confidentiality; Securities Law Compliance.

a)             You hereby acknowledge and agree that in the course of performing your obligations under this Agreement, you may become aware of information relating to the business or activities of the Company which are proprietary and/or confidential (all of such proprietary and/or confidential information is hereinafter referred to as “Confidential Information”).  You hereby agree to maintain the confidential status of such Confidential Information, not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to you in connection with the performance of your duties under this Agreement, and not to disclose any such Confidential Information to any third party, unless such information (i) is or has become available to the public from a source other than the Company or any employee, officer, director or agent of the Company or (ii) is required to be disclosed by law.  To the extent you may be required by law to disclose Confidential Information to governmental agencies or authorities for a particular purpose, you shall limit disclosure to that purpose, and you shall immediately provide the Company with prior written notice of any such disclosure, which notice shall specify the substance of the disclosure.  In addition, you agree to take all reasonable steps to prevent any further disclosures of such Confidential Information.

b)            You understand that the Company has filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission.  You agree not to make any disclosures about the Company’s registration process or the Registration Statement except with the prior approval of the CEO.  In addition, following the effectiveness of the Registration Statement, you agree to comply with the Company’s policies and procedures regarding trading in its securities and other securities law matters.

6.             Non-Competition.  During the term of this Agreement, you acknowledge and agree that you will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, serve as a director or officer of, or render any services or advice to, any business that is involved in the information services industry.  Notwithstanding the foregoing, you may purchase or otherwise acquire up to five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

7.             Independent Contractor.  This Agreement is intended to create an independent contractor relationship between the parties for purposes of federal, state and local law, including the Internal Revenue Code of 1986, as amended.

8.             Survival.  The provisions in Paragraphs 5, 7, 8 and 9 shall survive any termination of this Agreement.  Upon such termination, you shall be obligated to return any Confidential Information which you may have received, as well as any copy or other reproduction, including, without limitation, electronic data reproductions or representations.

9.             Specific Performance.  You acknowledge and agree that any breach of your obligations under Paragraphs 5 or 6 of this Agreement could cause irreparable damage to the Company and that in the event that you are in breach of any of the provisions of such Paragraphs, the Company shall have, in addition to any and all remedies it may have at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of your obligations under such Paragraphs, without the necessity of posting a bond, plus the recovery of any and all expenses incurred by the Company, including attorneys’ fees, in connection with the enforcement of its rights under this Agreement.

10.           Assignment.  Neither party may assign or transfer any rights or obligations under this Agreement, without the prior written approval of the other party; provided, however, that the Company shall have the right to assign its rights under this Agreement to an entity controlling, controlled by, or under common control with the Company, or to a successor entity which has acquired all or substantially all of the assets of the Company by acquisition, stock, merger, or otherwise.

11.           Amendment.  This Agreement may be amended or modified only by an instrument in writing signed by both parties.

12.           Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each and every other term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

13.           Governing Law; Venue.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.  Each of the parties hereby agrees to submit to the jurisdiction and venue of any Federal or State court located in the Borough of Manhattan in New York City with respect to any actions, claims or proceeding arising under this Agreement.  Each party hereby irrevocably waives any defense or objection to such submission to jurisdiction.

14.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts shall constitute one and the same instrument.

INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael Connors
Name: Michael Connors
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

/s/ Francis B. Barker
Francis B. Barker, Senior Advisor